UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2016

Constant Contact, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001- 33707	04-3285398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road Waltham, Massachusetts		02451
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 472-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On February 9, 2016 (the “Closing Date”), Constant Contact, Inc., a Delaware corporation (“Constant Contact”), completed its previously announced merger (the “Merger”) with Paintbrush Acquisition Corporation ( “Merger Sub”), a wholly-owned indirect subsidiary of Endurance International Group Holdings, Inc., a Delaware corporation (“Endurance”), pursuant to the terms of the Agreement and Plan of Merger, dated as of October 30, 2015 (the “Merger Agreement”), by and among Constant Contact, Endurance, and Merger Sub. At the effective time of the Merger (the “Effective Time”), Merger Sub was merged with and into Constant Contact with Constant Contact continuing as the surviving corporation and a wholly-owned subsidiary of Endurance.

Item 1.01. Entry into a Material Definitive Agreement

10.875% Senior Notes due 2024

Guarantees under Indenture

Following the completion of the Merger, Constant Contact and certain of its subsidiaries (the “Constant Contact Guarantors”) entered into a supplemental indenture to the indenture dated as of February 9, 2016 (the “Indenture”), among EIG Investors Corp. (“EIGI”), Endurance, the other guarantors party thereto (such other guarantors, together with Endurance, the “Endurance Guarantors” and, together with the Constant Contact Guarantors, the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”), with respect to the issuance of $350 million in aggregate principal amount of 10.875% Senior Notes due 2024 (the “Notes”). Pursuant to the supplemental indenture to the Indenture, the Constant Contact Guarantors agreed to be bound by the terms of the Indenture applicable to the Endurance Guarantors as if they were each an original signatory thereto.

The Guarantors have guaranteed, on an unsecured senior basis, the payment of all obligations of EIGI as described in the Indenture. Interest on the Notes will accrue at the rate of 10.875% per annum. The Indenture contains covenants that limit EIGI’s (and its restricted subsidiaries’, including Constant Contact’s) ability to, among other things, incur additional debt or issue certain preferred shares; pay dividends on or make other distributions in respect of capital stock; make other restricted payments; make certain investments; sell or transfer certain assets; create liens on certain assets to secure debt; consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; enter into certain transactions with affiliates; and designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important limitations and exceptions.

The Indenture also provides for events of default, which, if any of them occurs, may permit or, in certain circumstances, require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

The above descriptions of the Indenture is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Joinder to Registration Rights Agreement

Following the completion of the Merger, the Constant Contact Guarantors entered into a joinder agreement to the registration rights agreement dated as of February 9, 2016 (the “Registration Rights Agreement”), among EIGI, the Endurance Guarantors, Goldman, Sachs & Co. (“Goldman Sachs”), Credit Suisse Securities (USA) LLC and Jefferies LLC, which provides the holders of the Notes certain rights relating to registration of the Notes under the Securities Act. Pursuant to the joinder agreement to the Registration Rights Agreement, the Constant Contact Guarantors agreed to be bound by the terms of the Registration Rights Agreement applicable to the Endurance Guarantors as if they were each an original signatory thereto.

Pursuant to the Registration Rights Agreement, EIGI and the Guarantors will, among other obligations, use commercially reasonable efforts to file an exchange offer registration statement with respect to a registered offer (the “Exchange Offer”) to exchange the Notes for substantially identical notes (the “Exchange Notes”) and consummate the offer within 365 days after the issuance of the Notes. EIGI and the Guarantors will also, among other obligations, use commercially reasonable efforts to cause to become effective a shelf registration statement (the “Shelf Registration Statement”) to cover resales of the Notes by the beneficial owners thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. A “Registration Default” will occur if, among other things, (1) EIGI and the Guarantors fail to consummate the Exchange Offer or have the Shelf Registration Statement become effective on or before the date that is 365 days after the issue date or (2) the Shelf Registration Statement becomes effective but thereafter ceases to be effective or usable in connection with the resale of Notes (subject to certain exceptions) during the periods specified in the Registration Rights Agreement. If a Registration Default occurs with respect to the Notes, the annual interest rate of the Notes will be increased by 0.25% per annum and will increase again by 0.25% per annum 90 days thereafter until all Registration Defaults have been cured, up to a maximum amount of additional interest of 0.50% per annum. EIGI and the Guarantors will also, among other obligations, use commercially reasonably efforts to cause to become effective a registration statement providing for the registration of certain secondary transactions in the Notes by Goldman Sachs.

Guarantees and Pledges under Third Amended and Restated Credit Agreement

Following the completion of the Merger, the Constant Contact Guarantors entered into supplements to certain existing collateral and guaranty agreements, whereby they agreed to guarantee and pledge substantially all of their assets to secure the obligations under the Third Amended and Restated Credit Agreement dated as of November 25, 2013 (the “Existing Credit Agreement”), among EIGI, Endurance, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent, as amended by the Revolving Facility Amendment to Third Amended and Restated Credit Agreement dated as of February 9, 2016 (the “Revolver Amendment”) and the Incremental Term Loan Amendment to Third Amended and Restated Credit Agreement dated as of February 9, 2016 (the “Term Amendment”).

Under the Existing Credit Agreement, EIGI has outstanding a principal amount of $1,029.0 million under a senior secured term loan facility. In addition, pursuant to the Term Amendment, EIGI, among other things, obtained a $735 million incremental senior secured term loan facility, and the Endurance Guarantors reaffirmed the guaranty and security interest related thereto and provided by the loan parties under EIGI’s loan documents. Under the Revolver Amendment, EIGI obtained a new revolving facility with available borrowings of $165.0 million, which is undrawn, and the Endurance Guarantors reaffirmed the guaranty and security interest related thereto and provided by the loan parties under EIGI’s loan documents.

The above descriptions of the Revolver Amendment and the Term Amendment are qualified in their entirety by reference to the complete text of the Existing Credit Agreement, Revolver Amendment and the Term Amendment, a copy of each of which is incorporated by reference herein or attached hereto, as the case may be, as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference. The above descriptions of the collateral and guarantee agreements are qualified in their entirety by reference to the complete text of the Amended and Restated Collateral Agreement, dated as of November 25, 2013, by and among Endurance, EIGI, the other grantors party thereto and Credit Suisse AG, as Administrative Agent and the Amended and Restated Master Guarantee Agreement, dated as of November 25, 2013, by and among Endurance, EIGI, the other guarantors party thereto, and Credit Suisse AG, as Administrative Agent, a copy of each of which is incorporated by reference herein as Exhibits 10.4 and 10.5, respectively.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described above, on February 9, 2016, Endurance completed its previously announced acquisition of Constant Contact. As a result of the Acquisition, Constant Contact became a wholly owned indirect subsidiary of Endurance.

At the Effective Time, each share of Constant Contact’s common stock, par value $0.01 per share (the “Constant Contact Common Stock”), other than shares of Constant Contact Common Stock held by Constant Contact, Endurance, Merger Sub or any of their respective wholly-owned subsidiaries, or held by stockholders who were entitled to demand and properly demanded appraisal for such shares in accordance with, and who have complied in all respects with, Section 262 of the Delaware General Corporation Law (collectively, “Excluded Shares”), was cancelled and converted into the right to receive $32.00 in cash, without interest (the “Merger Consideration”). As a result, at the Effective Time, holders of shares of Constant Contact Common Stock ceased to have any rights as stockholders of Constant Contact (other than the right to receive the Merger Consideration).

Immediately prior to the Effective Time, each unvested option to purchase Constant Contact’s common stock (a “Constant Contact Option”) that was held by an individual who held, in total, 1,000 or fewer Constant Contact Options and/or restricted stock units of Constant Contact (“Constant Contact RSUs” and each such individual, a “Small Holder”) vested in full. For individuals who were not Small Holders, other than executives within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act” and each such holder a “Non-Executive Holder”), 25% of their unvested Constant Contact Options that were granted prior to November 2, 2015 vested immediately prior to the Effective Time. All vested Constant Contact Options with an exercise price that was less than the Merger Consideration (an “In-the-Money Option”) were cancelled and converted into the right to receive for each vested In-the-Money Option an amount equal to the Merger Consideration minus the exercise price of the vested In-the-Money Option, subject to applicable withholding taxes. Constant Contact Options held by Small Holders with an exercise price that was equal to or greater than the Merger Consideration (an “Out-of-the-Money Option”) were terminated without payment. All other Out-of-the-Money Options and all unvested Constant Contact Options were assumed by Endurance and converted into options to purchase common stock of Endurance using a customary exchange ratio.

Immediately prior to the Effective Time, each unvested Constant Contact RSU held by a Small Holder vested in full. In addition, 25% of the unvested Constant Contact RSUs that vested solely based on the holder’s continued employment with Constant Contact held by Non-Executive Holders (subject to certain exceptions for Constant Contact RSU grants awarded around the time the Merger Agreement was signed) vested. Each unvested Constant Contact RSU that vests based on the achievement of total shareholder return performance goals will continue to vest in accordance with the terms of the applicable award agreement, and each unvested Constant Contact RSU that vests based on the achievement of revenue or other performance metrics will vest 100% at the target level on the last day of the original measurement period in the applicable award agreement, subject to the holder’s continued employment through the last day of such measurement period, or earlier upon certain terminations of employment. Vested Constant Contact RSUs were cancelled in exchange for the right to receive cash equal to the Merger Consideration, subject to applicable withholding taxes, and unvested Constant Contact RSUs were assumed by Endurance and converted into restricted stock units in respect of Endurance’s common stock, using a customary exchange ratio.

The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Current Report on Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, a copy of which is incorporated by reference herein as Exhibit 2.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 hereby is incorporated by reference into this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, Constant Contact notified the NASDAQ Global Select Market (“NASDAQ”) that the certificate of merger had been filed on the Closing Date with the State of Delaware and that, at the Effective Time, each share of Constant Contact Common Stock (other than the Excluded Shares) was cancelled and converted into the right to receive the Merger Consideration. In addition, Constant Contact requested that NASDAQ delist the Constant Contact Common Stock. Trading of the Constant Contact Common Stock on NASDAQ was suspended as of the close of market on February 9, 2016. Constant Contact also requested NASDAQ file a notification of removal from listing and registration on Form 25 with the Securities and Exchange Commission (the “SEC”) to effect the delisting of the Constant Contact Common Stock from NASDAQ and the deregistration of the Constant Contact Common Stock under Section 12(b) of the Exchange Act. Constant Contact intends to file with the SEC a certification on Form 15 requesting the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

The aggregate Merger Consideration, including payment of fees and expenses, was approximately $1.1 billion, which was financed by Endurance with the proceeds of $735.0 million in aggregate principal amount of incremental senior secured term loans under its existing credit agreement and $350.0 million in aggregate principal amount of senior unsecured notes.

The information set forth in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2016, Harpreet S. Grewal, Executive Vice President, Chief Financial Officer, and Treasurer of the Company, was awarded a retention bonus of $145,000, which is payable no later than 60 days following the Effective Time, subject to Mr. Grewal’s continued employment with the Company through the date such retention bonus is paid; provided, that if Mr. Grewal’s employment is terminated by the Company without cause following the Effective Time, but prior to the retention bonus payment date, the retention bonus payable to Mr. Grewal will be paid as soon as administratively practicable following the termination of his employment but no later than the 60th day following the Effective Time.

In accordance with the Merger Agreement, at the Effective Time, each of Gail F. Goodman, Robert P. Badavas, Julie M. B. Bradley, John Campbell, Jay Herratti, Bill Kaiser, Dan T. H. Nye, and Lisa Weinstein resigned as directors of Constant Contact and as members of each of the committees of the Board of Directors on which they served. In accordance with the Merger Agreement, at the Effective Time, Hari Ravichandran and David C. Bryson, the directors of Merger Sub, became the directors of Constant Contact.

At the Effective Time, each of the following officers of Constant Contact resigned as officers of Constant Contact: Gail F. Goodman, President and Chief Executive Officer; Harpreet S. Grewal, Executive Vice President, Chief Financial Officer, and Treasurer; Ellen M. Brezniak, Senior Vice President, Customer Operations; Christopher M. Litster, Senior Vice President, Sales and Marketing; and Kenneth J. Surdan, Senior Vice President, Product.

In addition, the following officers of Merger Sub immediately prior to the Effective Time were appointed as the officers (and Messrs. Ravichandran and Bryson have also been appointed as directors) of the Company at the Effective Time and will serve until their successors are duly elected or appointed and qualified in accordance with applicable law.

Hari Ravichandran, age 40, became Chief Executive Officer and President of the Company and was appointed as a director. He is also a founder of Endurance, has served as a director of Endurance periodically since its inception and continuously since 2007, as its president since December 2009 and as its president and chief executive officer since March 2011. Prior to assuming his current roles at Endurance, Mr. Ravichandran had responsibility for a range of strategic, technology, operational and financial matters at Endurance.

Marc Montagner, age 54, became Chief Financial Officer and Treasurer of the Company. He has served as Endurance’s Chief Financial Officer since September 2015. He joined Endurance from LightSquared, Inc., a wireless broadband and satellite company, where he served as Chief Financial Officer from January 2012 to September 2015 and where he served as Executive Vice President of Sales, Marketing & Strategy from 2009 to June 2010. From June 2010 to December 2011, Mr. Montagner served as Managing Partner of DuPont Circle Partners LLC, a mergers and acquisitions advisory firm focused on the technology and telecommunications industry. Before joining LightSquared, Mr. Montagner was a Managing Director and the Co-Head of the Global Telecom, Media and Technology Group at Banc of America Securities from 2007 to 2009.

David C. Bryson, age 63, became Chief Legal Officer and Secretary of the Company and was appointed as a director. He has served as Endurance’s Chief Legal Officer since July 2013. He served as an executive vice president from May 2011 until July 2013 and as general counsel from April 2005 until July 2013, as well as from 2000 to 2002. From 2002 to 2004, Mr. Bryson served as chief regulatory counsel at FleetBoston.

Timothy S. Mathews, age 52, became Chief Accounting Officer of the Company. He is also Chief Accounting Officer of Endurance. He joined Endurance in June 2013 as its Vice President, Corporate Controller. Prior to joining Endurance, Mr. Mathews served as Vice President, Corporate Controller and Chief Accounting Officer of Brooks Automation, Inc., or Brooks, a provider of automation and cryogenic solutions for the semiconductor and life science markets, from May 2008 through June 2013. Prior to joining Brooks, Mr. Mathews was the Vice President of Finance for Equallogic, Inc., a manufacturer of storage area networking equipment that was acquired by Dell Computer in early 2008. From 2004 until 2007, he was Corporate Controller of Accellent, Inc., a manufacturer of medical device components, serving as Principal Accounting Officer of that firm during the final three months of his tenure there.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the Restated Certificate of Incorporation was amended and restated in its entirety and became the Amended and Restated Certificate of Incorporation of Constant Contact. Pursuant to the Merger Agreement, at the Effective Time, the Bylaws of Merger Sub became the Bylaws of Constant Contact.

The Amended and Restated Certificate of Incorporation of Constant Contact is filed as Exhibit 3.1 hereto and incorporated by reference herein. The Bylaws of Constant Contact are filed as Exhibit 3.2 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of October 30, 2015, by and among Constant Contact, Inc., Endurance International Group Holdings, Inc., and Paintbrush Acquisition Corporation (incorporated by reference to Exhibit 2.1 of Constant Contact, Inc.’s Current Report on Form 8-K filed with the SEC on November 2, 2015)

3.1	Amended and Restated Certificate of Incorporation of Constant Contact, Inc.

3.2	Amended and Restated Bylaws of Constant Contact, Inc.

4.1	Indenture (including form of Note), dated as of February 9, 2016, among EIG Investors Corp., Endurance International Group Holdings, Inc., the Endurance Guarantors party thereto and Wilmington Trust, National Association, as trustee.

10.1

Third Amended and Restated Credit Agreement dated as of November 25, 2013, among EIGI, Endurance, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent (incorporated by reference herein from Exhibit 10.24 to the Annual Report on Form 10-K filed by Endurance International Group Holdings, Inc. (Commission File No. 001-36131) on February 28, 2014).

10.2

Revolving Facility Amendment to Third Amended and Restated Credit Agreement, dated as of February 9, 2016, among EIG Investors Corp., Endurance International Group Holdings, Inc., the other Loan Parties party thereto, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and issuing bank.

10.3

Incremental Term Loan Amendment to Third Amended and Restated Credit Agreement, dated as of February 9, 2016, among EIG Investors Corp., Endurance International Group Holdings, Inc., the other Loan Parties party thereto, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and issuing bank.

10.4

Amended and Restated Collateral Agreement, dated as of November 25, 2013, by and among Endurance, EIG Investors Corp., the other grantors party thereto, and Credit Suisse AG, as Administrative Agent (incorporated by reference herein from Exhibit 10.25 to the Annual Report on Form 10-K filed by Endurance International Group Holdings, Inc. (Commission File No. 001-36131) on February 28, 2014).

10.5

Amended and Restated Master Guarantee Agreement, dated as of November 25, 2013, by and among Endurance, EIG Investors Corp., the other guarantors party thereto, and Credit Suisse AG, as Administrative Agent (incorporated by reference herein from Exhibit 10.26 to the Annual Report on Form 10-K filed by Endurance International Group Holdings, Inc. (Commission File No. 001-36131) on February 28, 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTANT CONTACT, INC.

Date: February 10, 2016	By:	/s/ Marc Montagner
Marc Montagner
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of October 30, 2015, by and among Constant Contact, Inc., Endurance International Group Holdings, Inc., and Paintbrush Acquisition Corporation (incorporated by reference to Exhibit 2.1 of Constant Contact, Inc.’s Current Report on Form 8-K filed with the SEC on November 2, 2015)

3.1	Amended and Restated Certificate of Incorporation of Constant Contact, Inc.

3.2	Amended and Restated Bylaws of Constant Contact, Inc.

4.1	Indenture (including form of Note), dated as of February 9, 2016, among EIG Investors Corp., Endurance International Group Holdings, Inc., the Endurance Guarantors party thereto and Wilmington Trust, National Association, as trustee.

10.1

Third Amended and Restated Credit Agreement dated as of November 25, 2013, among EIGI, Endurance, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent (incorporated by reference herein from Exhibit 10.24 to the Annual Report on Form 10-K filed by Endurance International Group Holdings, Inc. (Commission File No. 001-36131) on February 28, 2014).

10.2

Revolving Facility Amendment to Third Amended and Restated Credit Agreement, dated as of February 9, 2016, among EIG Investors Corp., Endurance International Group Holdings, Inc., the other Loan Parties party thereto, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and issuing bank.

10.3

Incremental Term Loan Amendment to Third Amended and Restated Credit Agreement, dated as of February 9, 2016, among EIG Investors Corp., Endurance International Group Holdings, Inc., the other Loan Parties party thereto, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and issuing bank.

10.4

Amended and Restated Collateral Agreement, dated as of November 25, 2013, by and among Endurance, EIG Investors Corp., the other grantors party thereto, and Credit Suisse AG, as Administrative Agent (incorporated by reference herein from Exhibit 10.25 to the Annual Report on Form 10-K filed by Endurance International Group Holdings, Inc. (Commission File No. 001-36131) on February 28, 2014).

10.5

Amended and Restated Master Guarantee Agreement, dated as of November 25, 2013, by and among Endurance, EIG Investors Corp., the other guarantors party thereto, and Credit Suisse AG, as Administrative Agent (incorporated by reference herein from Exhibit 10.26 to the Annual Report on Form 10-K filed by Endurance International Group Holdings, Inc. (Commission File No. 001-36131) on February 28, 2014).